Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Drive Wood Dale, Illinois 60191 www.psiengines.com

Power Solutions International Files 10-K for 2018 and Provides 2019 Financial Outlook

Significant gross margin and profitability improvement expected for 2019

WOOD DALE, Ill., December 27, 2019 — Power Solutions International, Inc. (“the Company”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2018 with the U.S. Securities and Exchange Commission (“SEC”).

Anticipated Timing for 2019 Filings

The Company currently anticipates filing its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2019, and its Form 10-K for the year ended December 31, 2019 by March 30, 2020. Upon filing the aforementioned documents with the SEC, the Company will become current and timely with its filings and will seek to relist its common stock on a national exchange.

Outlook for Full Year of 2019

Projected sales for the full year of 2019 are expected to be above the $496 million level achieved in 2018, marking the Company’s third consecutive year of annual sales growth, and up considerably from sales of $339 million in 2016. Gross profit is anticipated to improve substantially versus 2018 due to healthy sales growth, favorable mix, strategic pricing actions, lower warranty costs and operational productivity improvements, which collectively are expected to drive a strong gross margin improvement. In addition, the Company’s operating income is expected to be favorably impacted by lower selling, general and administrative expenses primarily as a result of a decline in restatement-related expenses. As a result, the Company also expects its profitability to show a major improvement versus 2018. The Company cautions that this outlook is subject to change upon the finalization of PSI’s audited financial statements for the full year of 2019.

The Company’s total debt obligations were approximately $92 million at September 30, 2019, a decrease of approximately $18 million as compared with total debt at December 31, 2018. The decline in debt includes the net impact of customer prepayments of approximately $11 million.

Management Comments

John Miller, chief executive officer, commented, “We continue to execute against our business objectives, which includes continued investment in the expansion of our engine portfolio and the improvement of our profitability. During 2019, we added several engines to our product lineup, including 20L, 40L, and 53L diesel models, which received EPA emergency standby certification. The addition of these diesel models and others to our portfolio follows the introduction of 32L and 40L natural gas engines during 2018 and complements our strong suite of natural gas products. Importantly, we’ve expanded our addressable market within power generation, and have set the stage for long-term growth, particularly within our energy end market where we’ve historically achieved stronger margins.”

“Although our profitability did not meet our targets in 2018 due to several factors, I am highly encouraged with the healthy sales and improved margin trends to date through 2019. Looking ahead, we’ll strive to achieve long-term shareholder value through a continued focus on our strategic initiatives.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the energy, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses for the North American and Asian markets, including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These forward-looking statements include statements regarding or implicating the Company’s projected sales and potential profitability, strategic initiatives, future business strategies, warranty mitigation efforts, market opportunities, improvements in its business, remediation of internal controls, improvement of product margins, and product market conditions and trends. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: management’s ability to successfully implement the Audit Committee’s remedial recommendations; the time and effort required to complete its delinquent financial statements and prepare the related Form 10-Q filings, particularly within the current anticipated timeline, and resume timely filing of its periodic reports; the timing of completion of necessary interim reviews and audits by the Company’s independent registered public accounting firm; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters; the ability of the Company to accurately budget for and forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for our products; the impact of the investigations being conducted by United States Securities and Exchange Commission (“SEC”), and the criminal division of the United States Attorney’s Office for the Northern District of Illinois (“USAO”) and any related or additional governmental investigative or enforcement proceedings; any delays and challenges in recruiting key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s Common Stock from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com